      As filed with the Securities and Exchange Commission on November 12, 1997
                                                  Registration No. 333-_______
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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                   ----------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                   ----------------

                             CADENCE DESIGN SYSTEMS, INC.
                (Exact name of registrant as specified in its charter)

                                   ----------------

             DELAWARE                             77-0148231
    (State of Incorporation)           (I.R.S. Employer Identification No.)

                                   ----------------

                             CADENCE DESIGN SYSTEMS, INC.
                             2655 SEELY ROAD, BUILDING 5
                                  SAN JOSE, CA 95134
                                    (408) 943-1234
                       ---------------------------------------
                       (Address of principal executive offices)

                                   ----------------

                         1997 NONSTATUTORY STOCK OPTION PLAN
                              (Full title of the plans)

                              R.L. SMITH MCKEITHEN, ESQ.
                          VICE PRESIDENT AND GENERAL COUNSEL
                             CADENCE DESIGN SYSTEMS, INC.
                             2655 SEELY ROAD, BUILDING 5
                                  SAN JOSE, CA 95134
                                    (408) 943-1234

    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    ----------------

                                      Copies to:

    R.L. Smith McKeithen, Esq.                   Alan C. Mendelson, Esq.
    Vice President and General Counsel           Cooley Godward LLP
    Cadence Design Systems, Inc.                 Five Palo Alto Square
    2655 Seely Road, Building 5                  3000 El Camino Real
    San Jose, CA 95134                           Palo Alto, CA 94306
    (408) 943-1234                               (650) 843-5000

                                   ----------------

                           CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
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                                                           PROPOSED MAXIMUM          PROPOSED MAXIMUM
  TITLE OF SECURITIES TO          AMOUNT TO BE            OFFERING PRICE PER        AGGREGATE OFFERING          AMOUNT OF
      BE REGISTERED                REGISTERED                  SHARE (1)                PRICE (1)           REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
 Stock Options and
 Common Stock (par value
 $.01)                              10,000,000              $29.875 - $54.50          $459,208,275.02          $139,153.88
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c). The price per share and aggregate offering price are based upon (i) $29.875 - $54.50, the exercise prices of 4,034,579 outstanding options to purchase Common Stock pursuant to Registrant's 1997 Nonstatutory Stock Option Plan and (ii) $53.875, the average of the high and low sales price of Registrant's Common Stock on November 7, 1997 as reported on the New York Stock Exchange.

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


                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by Cadence Design Systems, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

    (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

    (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

    (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

    All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

    As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. The Registrant also maintains a limited amount of director and officer insurance. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors, officers and employees, and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant is required to advance expenses, as incurred, to such directors, officers and employees in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit); (iii) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with such directors, officers and employees; (iv) the Registrant is required to maintain director and officer liability insurance to the extent reasonably available; and (v) the Registrant may not retroactively amend the Bylaw provision in a way that is adverse to such directors, officers and employees.

    The Registrant has entered into indemnity agreements with each of its directors and certain of it officers that provide the maximum indemnity allowed to officers and directors by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. In addition, the indemnity agreements provide that such officers and directors will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorneys' fees) and settlement amounts paid or incurred by them in any action or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors or officers of the Registrant or as directors or officers of any other company or enterprise when they are serving in such capacities at the request of the Registrant. No indemnity will be provided, however, to any director or officer on account of conduct that is adjudicated to be knowingly fraudulent, deliberately dishonest or willful misconduct. The indemnity agreements


                                      1.

also provide that no indemnification will be available if a final court adjudication determines that such indemnification is not lawful, or in respect of any accounting of profits made from the purchase or sale of securities of the Registrant in violation of Section 16(b) of the Exchange Act.

    The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and certain of its officers or each of its directors, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liability arising under the Securities Act of 1933, as amended.

                                       EXHIBITS


Exhibit
Number
--------

5          Opinion of Cooley Godward LLP

23.1       Consent of Arthur Andersen LLP

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement

24         Power of Attorney is contained on the signature pages.

99         1997 Nonstatutory Stock Option Plan


                                     UNDERTAKINGS

    1.   The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.


                                      2.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                      3.

                                      SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on November 5, 1997.

                             CADENCE DESIGN SYSTEMS, INC.




                             By: /s/ John R. Harding
                                -------------------------------------------
                                     John R. Harding
                                     President and
                                     Chief Executive Officer



                                  POWER OF ATTORNEY


    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John R. Harding, H. Raymond Bingham and R.L. Smith McKeithen, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                               TITLE                    DATE

/s/ John R. Harding                     President,               November 5, 1997
--------------------------------------  Chief Executive
   (John R. Harding)                    Officer and Director
                                        (Principal Executive
                                        Officer)


/s/ H. Raymond Bingham                  Executive Vice           November 5, 1997
-------------------------------------   President and Chief
   (H. Raymond Bingham)                 Financial Officer
                                        (Principal Financial
                                        Officer)


/s/ William Porter                      Vice President,          November 5, 1997
-------------------------------------   Corporate Controller
   (William Porter)                     and Assistant
                                        Secretary (Principal
                                        Accounting Officer)


/s/ Carol Bartz
-------------------------------------   Director                 November 5, 1997
   (Carol Bartz)


/s/ Leonard Y. W. Liu
-------------------------------------   Director                 November 5, 1997
   (Leonard Y. W. Liu)


/s/ Donald L. Lucas                     Director and
-------------------------------------   Chairman                 November 5, 1997
   (Donald L. Lucas)


/s/ Alberto Sangiovanni-Vincentelli     Director                 November 5, 1997
-------------------------------------
   (Alberto Sangiovanni-Vincentelli)


/s/ George M. Scalise
-------------------------------------   Director                 November 5, 1997
   (George M. Scalise)


/s/ John B. Shoven
-------------------------------------   Director                 November 5, 1997
   (John B. Shoven)

                                    EXHIBIT INDEX


EXHIBIT
NUMBER                       DESCRIPTION

 5            Opinion of Cooley Godward LLP

23.1          Consent of Arthur Andersen LLP

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement

24            Power of Attorney is contained on the signature pages.

99            1997 Nonstatutory Stock Option Plan